UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2004

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia 22102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 336-4901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Form 8-K/A amends and supplements the registrant’s Form 8-Ks, as filed on August 10, 2004 and August 24, 2004, to include the historical financial statements and pro forma financial information required by Item 9.01(a) and 9.01(b).

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 2, 2004, Highland Hospitality Corporation (the “Company”), a lodging real estate investment trust, or REIT, acquired the 156-room Courtyard Savannah Historic District hotel in Savannah, Georgia, and the 109-room Residence Inn Tampa Downtown hotel in Tampa, Florida, from McKibbon Hotel Group for approximately $38.5 million (the “McKibbon Acquisition”).

On August 19, 2004, the Company acquired four hotels from Wyndham International, Inc. for approximately $229.1 million. The four-hotel portfolio consists of the 510-room Hilton Parsippany hotel in Parsippany, New Jersey, the 495-room Crowne Plaza Atlanta-Ravinia hotel in Atlanta, Georgia, the 360-room Wyndham Wind Watch hotel in Hauppauge, New York, and the 322-room Tremont Boston – A Wyndham Historic hotel in Boston, Massachusetts (the “Wyndham Acquisition”).

The accompanying pro forma financial statements, listed in Item 9.01(b) below, also include the effects of certain other hotel property acquisitions that the Company consummated during the periods presented.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The Company financed a portion of the Wyndham Acquisition with a $160 million financing, comprised of a $135 million mortgage loan and a $25 million mezzanine loan, provided by JP Morgan Chase Bank and secured by the four-hotel portfolio. The financing bears interest at a fixed, annual, blended rate of 6.65% and matures on September 1, 2011. Principal payments will commence in September 2004 and will be based on a 25-year amortization period. The loan agreements contain standard provisions that require the loan servicer to maintain escrow accounts over the terms of the loans for certain items, including hotel capital improvements, ground rent, real estate taxes and insurance. In addition, the loan agreements contain a restrictive provision that requires the loan servicer to retain in escrow excess cash flow from the encumbered hotel properties if net cash flow, as defined, for the trailing twelve months declines below a specified level.

On July 9, 2004, the Company completed a $67 million financing provided by Column Financial, Inc., an affiliate of Credit Suisse First Boston, and secured by the Hyatt Regency Savannah hotel, the Portsmouth Renaissance hotel and conference center, and the Hilton Garden Inn Baltimore/Washington International (BWI) Airport hotel. The loan bears a fixed annual interest rate of 6.47% and matures on July 11, 2011. For the period from August 2004 through July 2005, the loan agreement provides for monthly interest-only payments. Principal payments will commence in August 2005 and will be based on a 25-year amortization period. The loan agreement contains standard provisions that require the loan servicer to maintain escrow accounts over the term of the loan for certain items, including hotel capital improvements, ground rent, real estate taxes and insurance. In addition, the loan agreement contains a restrictive provision that requires the loan servicer to retain in escrow excess cash flow from the encumbered hotel properties if net cash flow, as defined, for the trailing twelve months declines below a specified level.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired

McKibbon Acquisition (Residence Inn Tampa Downtown and Courtyard Savannah Historic District)

Independent Auditors’ Report
Combined Balance Sheets as of June 30, 2004 (unaudited) and December 31, 2003 and 2002
Combined Statements of Operations for the six months ended June 30, 2004 and 2003 (unaudited) and for the years ended December 31, 2003, 2002 and 2001
Combined Statements of Net Assets for the six months ended June 30, 2004 and 2003 (unaudited) and for the years ended December 31, 2003, 2002 and 2001
Combined Statements of Cash Flows for the six months ended June 30, 2004 and 2003 (unaudited) and for the years ended December 31, 2003, 2002 and 2001
Notes to Combined Financial Statements

Wyndham Acquisition (Hilton Parsippany, Crowne Plaza Atlanta-Ravinia, Wyndham Wind Watch, and Tremont Boston)

Report of Independent Registered Public Accountants
Combined Balance Sheets as of December 31, 2003 and 2002
Combined Statements of Operations for the years ended December 31, 2003, 2002 and 2001
Combined Statements of Changes in Owners’ Equity for the years ended December 31, 2003, 2002 and 2001
Combined Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001
Combined Balance Sheet as of June 30, 2004 (unaudited)
Combined Statements of Operations for the six months ended June 30, 2004 and 2003 (unaudited)
Combined Statements of Changes in Owners’ Equity for the six months ended June 30, 2004 (unaudited)
Combined Statements of Cash Flows for the six months ended June 30, 2004 and 2003 (unaudited)
Notes to Combined Financial Statements

(b) Pro forma financial information

Highland Hospitality Corporation

Pro Forma Consolidated Balance Sheet as of June 30, 2004
Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2004
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003

(c) Exhibits

The following exhibits are filed as part of this Form 8-K/A:

Exhibit Number	Description of Exhibit
23.1	Consent of KPMG LLP

23.2	Consent of PricewaterhouseCoopers LLP

99.1	Press release dated August 3, 2004 announcing the acquisition of the Courtyard Savannah Historic District hotel and Residence Inn Tampa Downtown hotel

99.2	Press release dated August 20, 2004 announcing the acquisition of four hotels from Wyndham International, Inc.

2

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HIGHLAND HOSPITALITY CORPORATION

Date: October 14, 2004	By:	/s/ Douglas W. Vicari
Douglas W. Vicari
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Independent Auditors’ Report

McKibbon Hotel Group, Inc.:

We have audited the accompanying combined balance sheets of the Residence Inn by Marriott Tampa Downtown and the Courtyard by Marriott Savannah Historic District (the Hotels), as of December 31, 2003 and 2002 and the related combined statements of operations, net assets and cash flows for each of the years in the three-year period ended December 31, 2003. These combined financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Hotels as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

McLean, Virginia
September 17, 2004

RESIDENCE INN BY MARRIOTT TAMPA DOWNTOWN

AND COURTYARD BY MARRIOTT SAVANNAH HISTORIC DISTRICT

Combined Balance Sheets

	June 30, 2004	December 31
		2003	2002
	(unaudited)
Assets
Property and equipment, net	$21,142,680	21,844,245	23,162,747
Cash and cash equivalents	2,529,514	1,549,890	1,812,657
Accounts receivable	357,494	268,497	172,469
Deferred financing costs, net of accumulated amortization of $238,748 at June 30, 2004 (unaudited), $198,237 in 2003 and $113,160 in 2002	191,715	232,226	317,303
Prepaid expenses and other assets	143,583	212,474	100,945

Total assets	$24,364,986	24,107,332	25,566,121

Liabilities and Net Assets
Liabilities:
Accounts payable and accrued expenses	$576,057	441,416	394,685
Notes payable	18,553,609	18,979,943	19,774,140

Total liabilities	19,129,666	19,421,359	20,168,825

Net assets	5,235,320	4,685,973	5,397,296

Total liabilities and net assets	$24,364,986	24,107,332	25,566,121

See accompanying notes to combined financial statements.

RESIDENCE INN BY MARRIOTT TAMPA DOWNTOWN AND

COURTYARD BY MARRIOTT SAVANNAH HISTORIC DISTRICT

Combined Statements of Operations

	Six months ended June 30		Years ended December 31
	2004	2003	2003	2002	2001
	(unaudited)
Revenues:
Rooms	$4,640,264	3,953,784	7,453,987	6,809,033	4,377,174
Food and beverage	235,745	200,260	391,524	383,530	136,835
Other	260,404	293,893	518,269	548,724	268,523

Total revenues	5,136,413	4,447,937	8,363,780	7,741,287	4,782,532

Operating costs and expenses:
Rooms	664,253	621,582	1,226,129	1,092,343	686,365
Food and beverage	226,932	221,679	428,492	391,211	183,187
Other	135,889	122,018	256,172	234,867	85,413
Hotel departmental expenses	411,469	380,238	767,441	728,588	419,704
Real estate taxes and other taxes	204,736	202,510	407,816	399,656	230,723
Other property-level expenses	602,655	559,149	1,022,540	1,002,890	581,123
Management fees	400,852	335,287	608,113	575,285	365,514
Franchise fees	258,785	225,386	514,055	445,840	286,874
Pre-opening costs	—	—	—	3,252	678,338
Depreciation and amortization	745,530	735,810	1,470,820	1,454,177	924,949

Total operating costs and expenses	3,651,101	3,403,659	6,701,578	6,328,109	4,442,190

Operating profit	1,485,312	1,044,278	1,662,202	1,413,178	340,342

Interest expense	335,823	373,144	727,190	1,101,477	934,000

Net income (loss)	$1,149,489	671,134	935,012	311,701	(593,658)

See accompanying notes to combined financial statements.

RESIDENCE INN BY MARRIOTT TAMPA DOWNTOWN AND

COURTYARD BY MARRIOTT SAVANNAH HISTORIC DISTRICT

Combined Statements of Net Assets

Six months ended June 30, 2004 and June 30, 2003 (unaudited)

and Years ended December 31, 2003, 2002, and 2001

Balance at January 1, 2001	$3,467,019
Contributions from owners	2,356,588
Net loss	(593,658)

Balance at December 31, 2001	5,229,949

Distributions to owners	(144,354)
Net income	311,701

Balance at December 31, 2002	5,397,296

Distributions to owners	(1,646,335)
Net income	935,012

Balance at December 31, 2003	4,685,973

Distributions to owners (unaudited)	(600,142)
Net income (unaudited)	1,149,489

Balance at June 30, 2004 (unaudited)	$5,235,320

Balance at December 31, 2002	$5,397,296
Distributions to owners (unaudited)	(1,000,717)
Net income (unaudited)	671,134

Balance at June 30, 2003 (unaudited)	$5,067,713

See accompanying notes to combined financial statements.

RESIDENCE INN BY MARRIOTT TAMPA DOWNTOWN AND

COURTYARD BY MARRIOTT SAVANNAH HISTORIC DISTRICT

Combined Statements of Cash Flows

	Six months ended June 30		Years ended December 31
	2004	2003	2003	2002	2001
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,149,489	671,134	935,012	311,701	(593,658)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	745,530	735,810	1,470,820	1,454,177	924,949
Changes in assets and liabilities:
Accounts receivable	(88,997)	(44,124)	(96,028)	177,618	(285,690)
Prepaid expenses and other assets	68,279	(67,070)	(116,827)	1,346	(60,309)
Accounts payable and accrued expenses	134,640	100,431	46,731	10,198	(1,359,745)

Net cash provided by (used in) operating activities	2,008,941	1,396,181	2,239,708	1,955,040	(1,374,453)

Cash flows from investing activities – additions to property and equipment	(2,841)	(20,462)	(61,939)	(3,560)	(12,073,957)

Cash flows from financing activities:
Repayments on notes payable	(426,334)	(389,014)	(794,201)	(359,727)	(87,632)
Proceeds from notes payable	—	—	—	—	11,828,166
Contributions from owners	—	—	—	—	2,356,588
Distributions to owners	(600,142)	(1,000,717)	(1,646,335)	(144,354)	—
Payment of financing costs	—	—	—	(50,000)	(299,836)

Net cash provided by (used in) financing activities	(1,026,476)	(1,389,731)	(2,440,536)	(554,081)	13,797,286

Net change in cash	979,624	(14,012)	(262,767)	1,397,399	348,876

Cash at beginning of period	1,549,890	1,812,657	1,812,657	415,258	66,382

Cash at end of period	$2,529,514	1,798,645	1,549,890	1,812,657	415,258

Supplemental disclosure of cash flow information Cash paid for interest	$276,742	309,034	753,535	1,025,717	926,550

See accompanying notes to combined financial statements

RESIDENCE INN BY MARRIOTT TAMPA DOWNTOWN

AND COURTYARD BY MARRIOTT SAVANNAH HISTORIC DISTRICT

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

(1)	The Business and Basis of Presentation

McKibbon Hotel Group of Tampa, Florida #4, L.P. (the Tampa LP), was formed to acquire, own and operate the 109-room Residence Inn by Marriott Tampa Downtown (Tampa Hotel). McKibbon Hotel Group of Savannah, Georgia #3, L.P. (the Savannah LP), (collectively with the Tampa, LP, the Partnerships or the Owners) was formed to acquire, own and operate the 156-room Courtyard by Marriott Savannah Historic District (the Savannah Hotel), (collectively, the Hotels). The Hotels are operated under long-term management agreements with McKibbon Management, LLC (the Manager). McKibbon Hotel Group, Inc. serves as general partner of each Partnership, thus effectively controls each Partnership. The Tampa Hotel opened in December 2000 and the Savannah Hotel opened in July 2001.

The financial statements include the combined accounts of the Partnerships. The land under the Tampa Hotel is owned by McKibbon Brothers, Inc., and the land under the Savannah Hotel is owned by McKibbon Hotel Group, Inc. There are land leases with both McKibbon Brothers, Inc and McKibbon Hotel Group, Inc. for the respective properties. The lease expense has been eliminated and the historical cost of the land has been included in the combined financial statements, as the land will be sold together with the Hotels.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The assets and liabilities in these combined financial statements are recorded at historical cost and all material inter-entity transactions and balances have been eliminated.

(b)	Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(c)	Revenues

Revenues from operations of the hotel are recognized when the services are provided. Revenues consist of room sales, food and beverage sales and other department revenues such as telephone and gift shop.

(d)	Cash and Cash Equivalents

All investments with an original maturity of three months or less are considered to be cash equivalents.

6	(Continued)

RESIDENCE INN BY MARRIOTT TAMPA DOWNTOWN

AND COURTYARD BY MARRIOTT SAVANNAH HISTORIC DISTRICT

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

(e)	Property and Equipment

Property and equipment are recorded at cost. Replacements and improvements are capitalized, while repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the life of the lease (see note 3). Estimated useful lives are generally 39 years for building and improvements, five years for furniture and equipment, and 15 years for grounds and landscaping.

We assess impairment of our real estate based on whether it is probable that estimated undiscounted future cash flows from a property are less than its net book value. If the property is impaired, a loss is recorded for the difference between the fair value and the net book value of the property. No impairment losses were recognized for the years ended December 31, 2003, 2002, and 2001.

(f)	Income Taxes

The Partnerships do not pay income taxes, but rather, allocate their profits and losses to the partners. Accordingly, no provision for income taxes is recognized in these combined financial statements.

(3)	Property and Equipment

Property and equipment consist of the following:

	June 30, 2004	December 31
		2003	2002
	(unaudited)
Land	$1,564,432	1,564,432	1,564,432
Buildings and improvements	18,551,756	18,548,676	18,539,781
Furniture and equipment	4,104,855	4,086,489	4,033,445
Grounds and landscaping	1,417,746	1,417,746	1,417,746

	25,638,789	25,617,343	25,555,404

Less accumulated depreciation	(4,496,109)	(3,773,098)	(2,392,657)

	$21,142,680	21,844,245	23,162,747

(4)	Notes Payable

On December 27, 1999, Tampa LP entered into a $8 million promissory agreement with Century South Bank of Northeast Georgia, N.A. maturing on May 24, 2006 to finance the construction of the Tampa Hotel. The interest rate as of October 18, 2002 was restated from 8.55% to the prime rate plus 0.25% to be adjusted quarterly and is payable monthly along with the principal payments.

Another promissory note for the Tampa Hotel was entered into between the Tampa LP and John McKibbon III for an amount of $400,000 maturing on June 1, 2006. The interest rate as of June 1, 2003 was changed from 8.55% to a variable rate equal to the effective rate of interest on a three year US Treasury Note plus 2.10% per annum. The rate is set on a weekly basis.

7	(Continued)

RESIDENCE INN BY MARRIOTT TAMPA DOWNTOWN

AND COURTYARD BY MARRIOTT SAVANNAH HISTORIC DISTRICT

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

On June 26, 2000, the Savannah LP entered into a $11.9 million promissory agreement with SunTrust Bank that matured on August 2, 2004 to finance the construction of the Savannah Hotel. The interest rate was calculated as one percent below the Prime Rate.

All of the above promissory notes are collateralized by the respective individual hotel property and equipment.

Maturities of the notes payable as of December 31, 2003, based upon the current amortization schedules are as follows:

Amount
Year:
2004	$11,520,148
2005	364,308
2006	7,095,487

Total	$18,979,943

(5)	Management Agreements

Effective December 1, 1999, the Tampa LP entered into a management agreement with the Manager. The management agreement expires November 30, 2019.

Effective January 1, 2000, the Savannah LP entered into a management agreement with the Manager. The management agreement expires on December 31, 2019.

Pursuant to the terms of the management agreements, the Manager earns a base management fee of 2.5% of gross revenues, as defined. Also, the Manager earns an incentive management fee of 10% of gross operating profit, as defined.

Pursuant to the terms of the management agreements, the owners of the Hotels are required to provide the Manager with working capital and supplies to meet the operating needs of the Hotels.

(6)	Franchise Agreements

Effective February 11, 2000, the Tampa LP entered into a franchise agreement with Marriott International, Inc. (Marriott). Pursuant to the terms of the franchise agreement,

Marriott earns a franchise fee of 6.5% of gross room revenues for the first two years the Tampa Hotel is open and operating, increasing to 7.5% of gross room revenues after the second year of operation, as defined.

Effective August 6, 1999, the Savannah LP entered into a franchise agreement with Marriott. Pursuant to the terms of the franchise agreement, Marriott earns a franchise fee of 6.5% of gross room revenues, as defined.

8	(Continued)

RESIDENCE INN BY MARRIOTT TAMPA DOWNTOWN

AND COURTYARD BY MARRIOTT SAVANNAH HISTORIC DISTRICT

Notes to Combined Financial Statements

December 31, 2003, 2002, and 2001

(7)	Related-Party Transactions

(a)	Management Fee

McKibbon Hotel Management, Inc collects a management fee of 2.5% of gross revenues from the Tampa LP and Savannah LP. During 2003, 2002, and 2001, $400,268, $382,496, and $246,311, respectively, was paid to McKibbon Hotel Management, Inc.

(b)	Incentive Fee

McKibbon Hotel Management, Inc collects an incentive fee of 10% of gross operating profit from the Tampa LP and Savannah LP. During 2003, 2002, and 2001, $207,845, $192,789, and $119,203, respectively, was paid to McKibbon Hotel Management, Inc.

(c)	Advertising Fee

McKibbon Hotel Management, Inc collects an advertising fee of about $200 a month from both the Tampa LP and Savannah LP. During 2003, 2002, and 2001, $4,770, $4,770, and $3,132, respectively, was paid to McKibbon Hotel Management, Inc.

(d)	Technical Service Fee

McKibbon Hotel Management, Inc collects a technical service fee of $250 a month from both the Tampa LP and Savannah LP. During 2003, 2002, and 2001, $6,000, $6,000, and $4,250, respectively, was paid to McKibbon Hotel Management, Inc.

(8)	Subsequent Events

On August 3, 2004, Highland Hospitality Corporation (Highland), a Maryland corporation, acquired the two hotel properties for a total purchase price of $38.5 million. The two hotels will continue to be managed by McKibbon Management, LLC and will continue to be franchised by Marriott.

Report of Independent Registered Public Accountants

To the Members and Partners of

Wyndham Acquisition Hotels

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, owners’ equity and cash flows present fairly, in all material respects, the financial position of the Wyndham Acquisition Hotels (the “Hotels”) at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotels’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

September 20, 2004

Wyndham Acquisition Hotels

Combined Balance Sheets

As of December 31, 2003 and 2002

	2003	2002
Assets
Investments in hotels, net of accumulated depreciation of $40,387,766 and $61,005,491, respectively	$170,068,391	$177,483,900
Cash and cash equivalents	907,864	664,110
Restricted cash	5,739,651	3,108,818
Accounts receivable, net of allowance of $38,446 and $89,181, respectively	2,891,861	2,852,295
Note receivable from affiliate	8,290,885	8,290,885
Due from affiliate	97,165,816	63,679,343
Inventories	552,701	567,545
Prepaid expenses and other	199,416	265,082
Deferred expenses, net of accumulated amortization of $783,016 and $2,010,498, respectively	2,348,791	917,396

Total assets	$288,165,376	$257,829,374

Liabilities and Owners’ Equity
Debt	$150,554,904	$114,792,624
Capital lease obligation	—	1,066,980
Accounts payable and accrued expenses	3,691,733	4,129,225

Total liabilities	154,246,637	119,988,829

Members’ equity and partners’ capital	133,918,739	137,840,545

Total liabilities and members’ equity and partners’ capital	$288,165,376	$257,829,374

The accompanying notes are an integral part of these financial statements.

Wyndham Acquisition Hotels

Combined Statements of Operations

For the Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001
Revenues:
Rooms	$45,540,325	$47,962,590	$56,393,362
Food and beverage	24,710,513	26,384,035	26,642,188
Other	9,164,014	9,312,270	10,629,088

Total revenues	79,414,852	83,658,895	93,664,638

Operating costs and expenses:
Departmental expenses:
Rooms	11,482,846	11,351,324	12,883,184
Food and beverage	15,060,001	15,885,302	16,339,260
Other	1,554,374	1,564,413	2,198,043
Operating expenses:
Administrative and general	6,017,189	6,106,855	6,585,209
Management and tradename fees	3,850,058	3,972,025	4,492,849
Sales and marketing	5,703,391	5,906,744	5,831,003
Property operating costs	7,702,004	7,039,008	7,505,210
Property insurance, rent and taxes	10,063,849	9,546,618	10,104,323
Depreciation and amortization	9,742,462	12,523,934	13,505,696

Total operating costs and expenses	71,176,174	73,896,223	79,444,777

Operating income	8,238,678	9,762,672	14,219,861

Interest expense	12,160,484	10,566,643	10,562,258

Net (loss) income	$(3,921,806)	$(803,971)	$3,657,603

The accompanying notes are an integral part of these financial statements.

Wyndham Acquisition Hotels

Combined Statements of Changes in Owners’ Equity

For the Years Ended December 31, 2003, 2002 and 2001

Total
Balance at January 1, 2001	$134,986,913

Net income	3,657,603

Balance at December 31, 2001	138,644,516

Net loss	(803,971)

Balance at December 31, 2002	137,840,545

Net loss	(3,921,806)

Balance at December 31, 2003	$133,918,739

The accompanying notes are an integral part of these financial statements.

Wyndham Acquisition Hotels

Combined Statements of Cash Flows

For the Years Ended December 31, 2003, 2002 and 2001

	2003	2002	2001
Cash flows from operating activities:
Net (loss) income	$(3,921,806)	$(803,971)	$3,657,603
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	7,721,319	10,348,724	12,264,067
Amortization of deferred loan costs	1,700,413	918,082	1,079,565
Provision for bad debt	(38,446)	(89,181)	(107,697)
Write-off of deferred loan costs	—	2,484,896	—
Changes in operating assets and liabilities:
Accounts receivable	(1,120)	867,216	2,879,331
Inventories	14,844	22,815	35,129
Prepaid expenses and other	65,666	(58,889)	(112,775)
Accounts payable and accrued expenses	(437,492)	(1,938,365)	(5,225,195)
Due to/from affiliates	(33,486,473)	4,579,875	(4,803,291)

Net cash (used in) provided by operating activities	(28,383,095)	16,331,202	9,666,737

Cash flows from investing activities:
Additions to hotel properties	(305,810)	(504,633)	(7,540,164)
Change in restricted cash	(2,630,833)	2,482,172	(3,158,285)

Net cash (used in) provided by investing activities	(2,936,643)	1,977,539	(10,698,449)

Cash flows from financing activities:
New mortgage loan	99,500,000	—	—
Debt repayments	(63,737,720)	(15,609,847)	(2,240,517)
Intercompany loans	—	—	4,467,646
Payment of deferred loan costs	(3,131,808)	(2,324,662)	(376,215)
Capital lease obligation	(1,066,980)	(611,899)	(2,542,089)

Net cash provided by (used in) financing activities	31,563,492	(18,546,408)	(691,175)

Change in cash and cash equivalents	243,754	(237,667)	(1,722,887)
Cash and cash equivalents at the beginning of the period	664,110	901,777	2,624,664

Cash and cash equivalents at the end of the period	$907,864	$664,110	$901,777

Supplemental disclosure of cash flow information:
Cash paid for interest	$8,153,916	$6,973,159	$7,592,789

The accompanying notes are an integral part of these financial statements.

Wyndham Acquisition Hotels

Combined Balance Sheet

As of June 30, 2004 (Unaudited)

June 30, 2004
Assets
Investments in hotels, net of accumulated depreciation of $44,226,227	$167,685,753
Cash and cash equivalents	1,128,087
Restricted cash	5,476,337
Accounts receivable, net of allowance of $52,727	3,785,084
Note receivable from affiliate	8,290,885
Due from affiliate	99,994,333
Inventories	542,755
Prepaid expenses and other	6,401
Deferred expenses, net of accumulated amortization of $1,695,987	1,435,820

Total assets	$288,345,455

Liabilities and Owners’ Equity
Debt	$149,747,844
Accounts payable and accrued expenses	6,067,701

Total liabilities	155,815,545

Members’ equity and partners’ capital	132,529,910

Total liabilities and members’ equity and partners’ capital	$288,345,455

The accompanying notes are an integral part of these financial statements.

Wyndham Acquisition Hotels

Combined Statements of Operations

For the Six Month Periods Ended June 30, 2004 and 2003 (Unaudited)

	June 30, 2004	June 30, 2003
Revenues:
Rooms	$23,365,317	$22,254,647
Food and beverage	13,472,244	12,170,877
Other	4,377,130	4,493,393

Total revenues	41,214,691	38,918,917

Operating costs and expenses:
Departmental expenses:
Rooms	5,743,331	5,622,759
Food and beverage	7,785,189	7,441,219
Other	731,045	787,755
Operating expenses:
Administrative and general	3,337,865	2,932,326
Management and tradename fees	1,088,825	1,024,589
Sales and marketing	3,837,399	3,655,557
Property operating costs	2,488,711	2,615,098
Property insurance, rent and taxes	6,560,650	6,069,051
Depreciation and amortization	4,751,432	6,052,976

Total operating costs and expenses	36,324,447	36,201,330

Operating income	4,890,244	2,717,587

Interest expense	6,279,073	4,155,698

Net loss	$(1,388,829)	$(1,438,111)

The accompanying notes are an integral part of these financial statements.

Wyndham Acquisition Hotels

Combined Statements of Changes in Owners’ Equity

For the Six Month Periods Ended June 30, 2004 (Unaudited)

Total
Balance at December 31, 2003	$133,918,739

Net loss	(1,388,829)

Balance at June 30, 2004	$132,529,910

The accompanying notes are an integral part of these financial statements.

Wyndham Acquisition Hotels

Combined Statements of Cash Flows

For the Six Month Periods Ended June 30, 2004 and 2003 (Unaudited)

	June 30, 2004	June 30, 2003
Cash flows from operating activities:
Net (loss) income	$(1,388,829)	$(1,438,111)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	3,838,461	5,246,308
Amortization of deferred loan costs	912,971	806,668
Provision for bad debt	(14,281)	(56,295)
Changes in operating assets and liabilities:
Accounts receivable	(878,942)	(668,223)
Inventories	9,946	43,311
Prepaid expenses and other	193,015	(143,757)
Accounts payable and accrued expenses	2,375,968	(840,258)
Due to/from affiliates	(2,828,517)	(32,303,334)

Net cash provided by (used in) operating activities	2,219,792	(29,353,691)

Cash flows from investing activities:
Additions to hotel properties	(1,455,823)	(268,765)
Change in restricted cash	263,314	(2,028,136)

Net cash used in investing activities	(1,192,509)	(2,296,901)

Cash flows from financing activities:
New mortgage loan	—	99,500,000
Debt repayments	(807,060)	(61,628,632)
Payment of deferred loan costs	—	(3,021,079)
Capital lease obligation	—	(847,875)

Net cash (used in) provided by financing activities	(807,060)	34,002,414

Change in cash and cash equivalents	220,223	2,351,822
Cash and cash equivalents at the beginning of the period	907,864	664,110

Cash and cash equivalents at the end of the period	$1,128,087	$3,015,932

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,578,660	$2,455,285

The accompanying notes are an integral part of these financial statements.

Wyndham Acquisition Hotels

Notes to Combined Financial Statements

1.	Organization

Wyndham Acquisition Hotels (“Hotels”) represents the combined operations and financial position of certain proprietary and nonproprietary branded hotels as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001. All of the Hotels, through various subsidiaries, are wholly owned by Wyndham International, Inc. (“Wyndham”).

The name under which the Hotel is operated, the location of the Hotels and the number of rooms in each Hotel are as follows:

Wyndham Windwatch	Hauppauge, NY	360
Wyndham Garden Hotel Tremont	Boston, MA	322
Crowne Plaza Ravinia	Atlanta, GA	495
Hilton Parsippany	Parsippany, NJ	510

2.	Subsequent Event

On June 25, 2004, Wyndham announced that it had entered into a definitive agreement with Highland Hospitality Corporation (“Highland”) to sell the four hotel properties for approximately $227 million. The transaction closed August 19, 2004 and the two Wyndham–branded assets will be re-branded to a third party brand.

3.	Summary of Significant Accounting Policies

Principles of Combination and Basis of Presentation

The accompanying combined financial statements reflect the combined balance sheets at December 31, 2003 and 2002 and the related combined statements of operations, owners’ equity and cash flows of the Hotels subject to the acquisition by Highland and under common control and ownership by Wyndham for the years ended December 31, 2003, 2002 and 2001. These combined statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

Restricted Cash

In connection with the mortgage loan agreement, the Hotels are required to set aside funds to pay costs of real estate and personal property taxes, property insurance and capital expenditures related to periodic replacement of furniture, fixtures and equipment. The funds are on deposit with the Hotels’ lenders.

Accounts Receivable

Accounts receivable primarily represents receivables from hotel guests who occupy hotel rooms and utilize hotel services. The Hotels’ management maintains an allowance for doubtful accounts sufficient to cover potential credit losses. The Hotels’ accounts receivable at December 31, 2003 and 2002 includes an allowance for doubtful accounts of $38,446 and $89,181, respectively.

Wyndham Acquisition Hotels

Notes to Combined Financial Statements

Inventories

Inventories consisting primarily of food, beverages, china, linen, glassware and silverware, are stated at cost which approximates market.

Note Receivable

Windwatch has a note of $8,290,885 from Wyndham, which bears interest of 8% per annum. The note receivable relates to excess proceeds from the refinancing of Windwatch in 1999. The excess proceeds were structured in the form of a loan as opposed to a distribution to affiliates. The note with Wyndham is payable on demand.

Investment in Hotels

Investment in hotels is stated at cost and is depreciated using the straight-line method over the estimated useful life of 35 years. Furniture, fixtures and equipment are depreciated using a method that approximates the straight-line method over the estimated useful lives of five to seven years.

Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts, and the related gain or loss is included in operations.

In accordance with Financial Accounting Standards Board Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the owner of the Hotels periodically reviews the carrying value of its investment in hotels held for use to determine if circumstances exist indicating an impairment in the carrying value of the investment in the hotels or that the depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the owner of the Hotels will prepare a projection of the undiscounted future operating cash flows. In cases when the owner of the Hotels does not expect to recover its carrying value, the owner of the Hotels recognizes an impairment loss.

Deferred Expenses

Deferred expenses consist primarily of unamortized deferred financing costs, which are being amortized on a straight-line basis, which approximates the effective interest method over the term of the related debt. For the years ended December 31, 2003, 2002 and 2001, amortization expense related to these deferred financing costs was $1,700,413, $918,082 and $1,079,565, respectively. These amounts were included in interest expense.

In 2003, loan costs of $3,131,808 were incurred and capitalized due to the refinancing of the Hilton Parsippany and the Crowne Plaza Ravinia.

Due from Affiliate

Due from affiliate represents net amounts due from Wyndham or its affiliates. The amounts are attributable primarily to the contribution of assets and liabilities by Wyndham into the Hotels, salaries payable to affiliates, and the processing of normal day to day cash receipts and disbursements on behalf of the Hotels by Wyndham through a central cash account.

Revenue Recognition

Rooms, food and beverage and other revenues are recognized when earned.

Wyndham Acquisition Hotels

Notes to Combined Financial Statements

Advertising Expense

All advertising costs are expensed as incurred. The Hotels recognized advertising expense of $663,025, $884,416 and $867,235 for the years ended December 31, 2003, 2002 and 2001, respectively.

Fair Value of Financial Instruments

The Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value due to the short maturity of these instruments. The carrying amount of the Hotels’ borrowings approximates fair value due to the Hotels’ ability to obtain such borrowings at comparable interest rates.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes

The Hotels are included in limited liability corporations or limited partnerships which are not taxable entities. The results of operations are included in the tax returns of the partners or members. Accordingly, the combined statements of operations do not contain a provision for federal income taxes.

4.	Investment in Hotels

Investment in hotels at December 31, 2003 and 2002 consisted of the following:

	2003	2002
Land	$16,881,448	$16,881,448
Building and improvements	176,994,514	174,902,956
Furniture and equipment	16,008,078	45,573,529
Construction in process	572,117	1,131,458

Total cost	210,456,157	238,489,391
Accumulated depreciation	(40,387,766)	(61,005,491)

Net investment in hotels	$170,068,391	$177,483,900

The decrease in furniture and equipment between 2002 and 2003 primarily relates to fully depreciated assets of $30,281,379 that were written off.

Wyndham Acquisition Hotels

Notes to Combined Financial Statements

5.	Notes Payable

Notes payable consisted of the following at December 31, 2003 and 2002:

	2003	2002
Note payable dated June 11, 2003, monthly payments of principal at the greater of one-month LIBOR (2.5% at December 31, 2003) or 2.5% plus 4.28% per annum, maturing on June 4, 2005; collateralized by a first deed of trust on the Crowne Plaza Ravinia and Hilton Parsippany.	$97,418,911	$—

Note payable dated June 30, 1999, monthly payments of principal at the greater of the LIBOR rate (1.34% and 1.88% at December 31, 2002 and 2001) plus 3.50% or 8.00% per annum, plus an additional 1.75% on the principal amount payable at maturity, matured and paid on June 11, 2003; collateralized by a first deed of trust on the Hilton Parsippany.	—	46,354,965

Note payable dated June 30, 1999; monthly payments of principal at one-month LIBOR (1.34% and 1.88% at December 31, 2002 and 2001) plus 3.25%, matured and paid on June 11, 2003; collateralized by a first deed of trust on the Crowne Plaza Ravinia. On November 5, 1999, the loan was modified to bear interest at the LIBOR rate plus spreads of .82 through 4.50%.	—	15,301,666

Total notes payable	97,418,911	61,656,631
Loans payable to Wyndham	53,135,993	53,135,993

Total debt	$150,554,904	$114,792,624

Maturities of notes payable are as follows:

2004		$1,386,926
2005		96,031,985

Total		$97,418,911

Total interest incurred on the notes payable was $10,460,071, $9,648,561 and $9,482,693 for the years ended December 31, 2003, 2002 and 2001, respectively.

Crowne Plaza Ravinia has two mortgage loans of $4,692,188 and $14,495,939 payable to Wyndham, which bear interest at 8% per annum. The mortgage loans with Wyndham are payable upon demand, however, Wyndham’s management does not intend to call the mortgage loans within the next 12 months.

Wyndham Acquisition Hotels

Notes to Combined Financial Statements

In addition, Windwatch has a mortgage loan of $33,947,866 payable to Wyndham, which bears interest at 8% per annum. The mortgage loan with Wyndham is payable upon demand.

6.	Capital Lease Obligation

The Hilton Parsippany hotel leased certain fixtures and equipment pursuant to a capital lease which expired in August 2003.

7.	Related Party Transactions

The Hotels are operated by subsidiaries of Wyndham under management agreements with expiration dates ranging from September 30, 2005 through December 31, 2015, that require payment of various percentage fees based on certain revenue components. Fees incurred for the years ending December 31, 2003, 2002, and 2001 were $2,040,494, $2,156,335, and $2,373,877, respectively. As of December 31, 2003 and 2002, fees for these properties were owed in the amounts of $81,621 and $91,163, respectively.

In addition, certain Hotels are operated under the Wyndham proprietary brand name, which requires the payment of tradename fees to a subsidiary of Wyndham. These fees are based on percentages of revenue components and for the years ending December 31, 2003, 2002, and 2001 were $52,800, $57,989, and $63,875, respectively. No fees were owed at December 31, 2003.

8.	Employee Benefit Plans

The Hotels participated in a 401(k) retirement savings plan sponsored by Wyndham. Employees who are over 21 years of age and have completed one year of service are eligible to participate in the plan. The Hotels can elect to match up to fifty percent of employee contributions of the first four percent of an employee’s salary. The Hotels recognized $144,151, $146,470 and $154,162 of expense for the years ended December 31, 2003, 2002 and 2001, respectively.

The Hotels participated in a self-insured group health plan through a Voluntary Employee Benefit Association (“VEBA”) for its employees. This plan is funded to the limits provided in the Internal Revenue Code, and liabilities have been recorded for unpaid claims. Aggregate and stop loss insurance exists at amounts which limit exposure to the Hotels. The Hotels have recognized expenses related to the plan of $2,107,652, $2,586,420 and $2,626,797 for the years ended December 31, 2003, 2002 and 2001, respectively.

9.	Franchise Agreements

The Hotels have entered into various license and franchise agreements related to certain hotel properties. The franchise agreements require the Hotels to, among other things, pay various monthly fees that are calculated based on specified percentages of certain specified revenues. The franchise agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of the hotels which are established by the franchisors to maintain uniformity in the system created by each such franchisor. Such standards generally regulate the appearance of the hotel, quality and type of goods and services offered, signage and protection of trademarks. Compliance with such standards may from time to time require significant expenditures for capital improvements which will be borne by the Hotels.

Total franchise costs incurred by the Hotels during the years ended December 31, 2003, 2002 and 2001 were $1,756,764, $1,757,701 and $2,055,097, respectively.

Wyndham Acquisition Hotels

Notes to Combined Financial Statements

10.	Commitments and Contingencies

From time to time, the Hotels have been and may in the future be involved as a party in various legal proceedings, both as plaintiff and defendant. Management regularly analyzes current information and, as necessary, provides accruals for probable liabilities on the eventual disposition of these matters. As of the dates of the combined balance sheets, there were no threatened or pending legal matters of which management was aware which would, in the opinion of management and legal counsel, have a material impact on the Hotels’ combined results of operations, financial position or cash flows.

The Hotels are subject to environmental regulations related to the ownership of real estate. The cost of complying with the environmental regulations was not material to the Hotels’ results of operations for the years ended December 31, 2003, 2002 and 2001. The Hotels are not aware of any environmental condition on any of their properties, which is likely to have a material adverse effect on the combined financial statements.

PRO FORMA FINANCIAL INFORMATION OF HIGHLAND HOSPITALITY CORPORATION

Highland Hospitality Corporation (the “Company”) commenced operations on December 19, 2003 when it completed its initial public offering (“IPO”) and concurrently acquired or leased its first three hotel properties, the Portsmouth Renaissance hotel and conference center, the Sugar Land Marriott hotel and conference center, and the Hilton Garden Inn Virginia Beach Town Center hotel. On December 29, 2003 and December 30, 2003, the Company acquired the Plaza San Antonio Marriott hotel and the Hyatt Regency Savannah hotel, respectively. On January 8, 2004, January 12, 2004, and May 10, 2004, the Company acquired the Hilton Tampa Westshore hotel, the Hilton Garden Inn BWI Airport hotel, and the Dallas/Fort Worth Airport Marriott hotel, respectively. The results of operations for each of the hotel properties are included in the Company’s historical consolidated statements of operations from their respective acquisition dates.

The pro forma financial information of Highland Hospitality Corporation set forth below is based on the unaudited consolidated financial statements as of and for the six months ended June 30, 2004 and the audited consolidated financial statements for the period from December 19, 2003 (inception) through December 31, 2003. The unaudited pro forma statements of operations for the six months ended June 30, 2004 and for the year ended December 31, 2003 reflect the hotel property acquisitions described above, as well as the McKibbon Acquisition and the Wyndham Acquisition, as if those transactions had been completed at the beginning of the periods presented, with the exception of the Hilton Tampa Westshore hotel and the Hilton Garden Inn BWI Airport hotel in the pro forma statement of operations for the six months ended June 30, 2004. No pro forma adjustments have been made for the Hilton Tampa Westshore hotel or the Hilton Garden Inn BWI Airport hotel in the pro forma statement of operations for the six months ended June 30, 2004, as the acquisitions occurred near the beginning of the period.

The unaudited pro forma financial information do not purport to represent what the Company’s results of operations or financial condition would actually have been if these transactions had in fact occurred at the beginning of the periods presented, or to project the Company’s results of operations or financial condition for any future period. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s audited financial statements included in its Form 10-K.

HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2004

(in thousands, except share data)

	Historical Highland Hospitality Corporation	Acquisition of McKibbon Properties (1)	Acquisition of Wyndham Properties (2)	Column Financial Financing (3)	JP Morgan Chase Bank Financing (4)	Pro Forma Highland Hospitality Corporation
ASSETS
Investment in hotel properties, net	$256,210	$38,729	$226,586	$—	$—	$521,525
Deposits on hotel property acquisitions	11,950	(1,000)	(10,000)	—	—	950
Cash and cash equivalents	107,498	(37,418)	(218,475)	66,799	131,716	50,120
Restricted cash	3,377	—	—	707	30,188	34,272
Accounts receivable, net	5,968	61	3,385	—	—	9,414
Prepaid expenses and other assets	5,003	(72)	673	—	—	5,604
Deferred financing costs, net	—	—	—	984	1,546	2,530
Deposits on loan applications	4,940	—	—	(1,490)	(3,450)	—

Total assets	$394,946	$300	$2,169	$67,000	$160,000	$624,415

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt	$17,000	$—	$—	$67,000	$160,000	$244,000
Accounts payable and accrued expenses	8,740	300	2,169	—	—	11,209
Payable to affiliates	316	—	—	—	—	316
Dividends/distributions payable	5,323	—	—	—	—	5,323
Other liabilities	631	—	—	—	—	631

Total liabilities	32,010	300	2,169	67,000	160,000	261,479

Minority interest in operating partnership	8,496	—	—	—	—	8,496
Commitments and contingencies
Preferred stock, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding at June 30, 2004	—	—	—	—	—	—
Common stock, $.01 par value; 500,000,000 shares authorized; 39,982,011 shares issued and outstanding at June 30, 2004	400	—	—	—	—	400
Additional paid-in capital	366,639	—	—	—	—	366,639
Unearned compensation	(7,486)	—	—	—	—	(7,486)
Accumulated deficit	(5,113)	—	—	—	—	(5,113)

Total stockholders’ equity	354,440	—	—	—	—	354,440

Total liabilities and stockholders’ equity	$394,946	$300	$2,169	$67,000	$160,000	$624,415

Footnotes:

(1)	Reflects the purchase of the Residence Inn Tampa Downtown hotel and the Courtyard Savannah Historic District hotel as if it had occurred on June 30, 2004 for approximately $38.5 million. The acquisition was funded with proceeds from the Company’s IPO, which occurred on December 19, 2003. The pro forma adjustment reflects the following:

Cash paid of $38,418 (net of cash acquired), including previously funded deposits of $1,000;

Purchase of land, building, and furniture, fixtures and equipment of $38,729;

Assumption of net negative working capital of $(197); and

Reclassification of capitalized transaction costs directly associated with the acquisition of $114.

(2)	Reflects the purchase of the Wyndham four-hotel portfolio as if it had occurred on June 30, 2004 for approximately $229.1 million. A portion of the acquisition was funded with a $160,000 JP Morgan Chase Bank financing. The pro forma adjustment reflects the following:

Cash paid of $228,475 (net of cash acquired), including previously funded deposits of $10,000;

Purchase of land, building, and furniture, fixtures and equipment of $226,586;

Purchase of net working capital of $2,348; and

Reclassification of capitalized transaction costs directly associated with the acquisition of $459.

(3)	Reflects the proceeds, net of deferred financing costs and required escrow deposits, associated with the issuance of a $67,000 mortgage loan related to the Column Financial, Inc. financing.

(4)	Reflects the proceeds, net of deferred financing costs and required escrow deposits, associated with the issuance of a $135,000 mortgage loan and $25,000 mezzanine loan related to the JP Morgan Chase Bank financing.

HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2004

(in thousands, except share and per share data)

	Historical Highland Hospitality Corporation	Previous Hotel Acquisition Adjustment (1)	Acquisition of McKibbon Properties (2)	Acquisition of Wyndham Properties (3)	Column Financial Financing (4)	JP Morgan Chase Bank Financing (5)	Pro Forma Adjustments		Pro Forma Highland Hospitality Corporation
REVENUE
Rooms	$28,543	$5,758	$4,640	$23,365	$—	$—	$—		$62,306
Food and beverage	13,784	3,662	236	13,472	—	—	—		31,154
Other	1,661	202	260	4,377	—	—	—		6,500

Total revenue	43,988	9,622	5,136	41,214	—	—	—		99,960

EXPENSES
Hotel operating expenses:
Rooms	6,090	1,280	664	5,743	—	—	—		13,777
Food and beverage	10,488	2,036	227	7,785	—	—	—		20,536
Other direct	1,077	221	136	731	—	—	—		2,165
Indirect	15,826	3,118	1,878	17,313	—	—	—		38,135

Total hotel operating expenses	33,481	6,655	2,905	31,572	—	—	—		74,613
Depreciation and amortization	3,726	593	746	4,751	—	—	(1,687	)(6)	8,129
Corporate general and administrative:
Stock-based compensation	1,590	—	—	—	—	—	—		1,590
Other	2,963	—	—	—	—	—	—		2,963

Total operating expenses	41,760	7,248	3,651	36,323	—	—	(1,687)		87,295

Operating income	2,228	2,374	1,485	4,891	—	—	1,687		12,665
Interest income	675	—	—	—	—	—	—		675
Interest expense	646	—	336	6,279	2,239	5,430	(6,615	)(7)	8,315

Income (loss) before minority interest in operating partnership and income taxes	2,257	2,374	1,149	(1,388)	(2,239)	(5,430)	8,302		5,025
Minority interest in operating partnership	(66)	—	—	—	—	—	(58	)(8)	(124)
Income tax benefit (expense)	567	(149)	—	—	—	—	(129	)(9)	289

Net income (loss)	$2,758	$2,225	$1,149	$(1,388)	$(2,239)	$(5,430)	$8,115		$5,190

Earnings per share:
Basic	$0.07								$0.13
Diluted	$0.07								$0.13
Weighted average number of common shares outstanding:
Basic	39,082,449								39,082,449
Diluted	39,358,064								39,358,064

Footnotes:

(1)	Reflects the results of operations of the Dallas/Fort Worth Airport Marriott hotel prior to the Company’s acquisition of the hotel on May 10, 2004.

(2)	Reflects the historical unaudited statement of operations of the Residence Inn Tampa Downtown hotel and the Courtyard Savannah Historic District hotel for the six months ended June 30, 2004.

(3)	Reflects the historical unaudited statement of operations of the Wyndham four-hotel portfolio for the six months ended June 30, 2004.

(4)	Reflects the interest expense associated with the issuance of a $67,000 mortgage loan related to the Column Financial, Inc. financing.

(5)	Reflects the interest expense associated with the issuance of a $135,000 mortgage loan and $25,000 mezzanine loan related to the JP Morgan Chase Bank financing.

(6)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 15 to 40 years for building and building improvements and three to ten years for furniture, fixtures and equipment.

(7)	Reflects adjustment to remove interest expense associated with debt which was not assumed in conjunction with the hotel property acquisitions.

(8)	Reflects adjustment to minority interest in income of the operating partnership related to the acquisition of the Dallas/Fort Worth Airport Marriott hotel, the Residence Inn Tampa Downtown hotel, the Courtyard Savannah Historic District hotel, and the Wyndham four-hotel portfolio, and the pro forma adjustments.

(9)	Reflects adjustment to income taxes related to the acquisition of the Dallas/Fort Worth Airport Marriott hotel, the Residence Inn Tampa Downtown hotel, the Courtyard Savannah Historic District hotel, and the Wyndham four-hotel portfolio, and the pro forma adjustments.

HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(in thousands, except share and per share data)

	Historical Highland Hospitality Corporation (12/19/03-12/31/03)	Previous Hotel Acquisitions Adjustment (1)	Acquisition of McKibbon Properties (2)	Acquisition of Wyndham Properties (3)	Column Financial Financing (4)	JP Morgan Chase Bank Financing (5)	Pro Forma Adjustments		Pro Forma Highland Hospitality Corporation
REVENUE
Rooms	$348	$54,774	$7,454	$45,540	$—	$—	$—		$108,116
Food and beverage	311	27,884	392	24,711	—	—	—		53,298
Other	24	3,272	518	9,164	—	—	—		12,978

Total revenue	683	85,930	8,364	79,415	—	—	—		174,392

EXPENSES
Hotel operating expenses:
Rooms	89	12,451	1,226	11,483	—	—	—		25,249
Food and beverage	310	19,666	428	15,060	—	—	—		35,464
Other direct	20	2,011	256	1,554	—	—	—		3,841
Indirect	341	32,717	3,321	33,338	—	—	—		69,717

Total hotel operating expenses	760	66,845	5,231	61,435	—	—	—		134,271
Depreciation and amortization	108	8,062	1,471	9,742	—	—	(3,532	)(6)	15,851
Corporate general and administrative:
Stock-based compensation	637	—	—	—	—	—	2,567	(7)	3,204
Start-up costs	1,951	—	—	—	—	—	—		1,951
Other	306	—	—	—	—	—	5,621	(8)	5,927

Total hotel operating expenses	3,762	74,907	6,702	71,177	—	—	4,656		161,204

Operating income (loss)	(3,079)	11,023	1,662	8,238	—	—	(4,656)		13,188
Interest income	65	4	—	—	—	—	—		69
Interest expense	—	3,195	727	12,160	4,478	10,861	(14,739	)(9)	16,682

Income (loss) before minority interest in operating partnership and income taxes	(3,014)	7,832	935	(3,922)	(4,478)	(10,861)	10,083		(3,425)
Minority interest in operating partnership	64	—	—	—	—	—	27	(10)	91
Income tax benefit (expense)	277	(635)	—	—	—	—	(117	)(11)	(475)

Net income (loss)	$(2,673)	$7,197	$935	$(3,922)	$(4,478)	$(10,861)	$9,993		$(3,809)

Loss per share:
Basic	$(0.07)								$(0.10)
Diluted	$(0.07)								$(0.10)
Weighted average number of common shares outstanding:
Basic	36,656,923						(12)		39,080,000
Diluted	36,656,923						(13)		39,882,500

Footnotes:

(1)	Reflects the results of operations of the five hotels acquired in December 2003 for the period prior to their acquisition and the results of operations of the two hotels acquired in January 2004 and the Dallas/Fort Worth Airport Marriott hotel acquired in May 2004.

(2)	Reflects the historical audited statement of operations of the Residence Inn Tampa Downtown hotel and the Courtyard Savannah Historic District hotel for the year ended December 31, 2003.

(3)	Reflects the historical audited statement of operations of the Wyndham four-hotel portfolio for the year ended December 31, 2003.

(4)	Reflects the interest expense associated with the issuance of a $67,000 mortgage loan related to the Column Financial, Inc. financing.

(5)	Reflects the interest expense associated with the issuance of a $135,000 mortgage loan and $25,000 mezzanine loan related to the JP Morgan Chase Bank financing.

(6)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 15 to 40 years for building and building improvements and three to ten years for furniture, fixtures and equipment.

(7)	Reflects adjustment to record stock-based compensation expense for a full year for the Company’s chairman of the board of directors and executives with management contracts.

(8)	Reflects adjustment to record corporate general and administrative expenses, including employee payroll and benefits, board of directors fees, investor relations costs, professional services fees, and other costs of being a public company, for a full year.

(9)	Reflects adjustment to remove interest expense associated with debt which was not assumed in conjunction with the hotel property acquisitions.

(10)	Reflects adjustment to minority interest in income of the operating partnership related to the acquisition of the five hotels in December 2003, the three hotels in January 2004 and May 2004, the Residence Inn Tampa Downtown hotel, the Courtyard Savannah Historic District hotel, and the Wyndham four-hotel portfolio, and the pro forma adjustments.

(11)	Reflects adjustment to income taxes related to the acquisition of the five hotels in December 2003, the three hotels in January 2004 and May 2004, the Residence Inn Tampa Downtown hotel, the Courtyard Savannah Historic District hotel, and the Wyndham four-hotel portfolio, and the pro forma adjustments.

(12)	Reflects the number of shares of common stock issued and outstanding at December 31, 2003, not including unvested restricted shares of common stock.

(13)	Reflects the number of shares of common stock issued and outstanding at December 31, 2003, including unvested restricted shares of common stock. The amount does not include warrants to purchase common stock that were anti-dilutive for the period from December 19, 2003 through December 31, 2003.